EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN LINCOLNSHIRE, ILLINOIS

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS (818) 871-3000

          Calabasas Hills, CA – November 2, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 99th Cheesecake Factory restaurant on November 1, 2005 at Lincolnshire Commons in Lincolnshire, Illinois.  The restaurant contains approximately 10,165 square feet and approximately 285 seats.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 99 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

          For more information about The Cheesecake Factory Incorporated, please visit www.thecheesecakefactory.com.

###

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100